UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2005

MIRANT AMERICAS GENERATION, LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

N/A

(Commission File Number)

51-0390520

(I.R.S. Employer Identification Number)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338

(Address and zip code of principal executive offices)

(678) 579-5000

(Registrant’s telephone number, including area code)

N/A

(Name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 8, 2005, Mirant Corporation filed as Exhibit 99.2 to a Form 8-K a term sheet (the “Term Sheet”) containing an agreement dated September 7, 2005 among a number of the key constituencies in its Chapter 11 case regarding the terms upon which it is seeking to emerge from Chapter 11 protection.  The form of Lock-Up Instruction/Agreement (the “Lock-up Agreement”) referred to in the Term Sheet that the Debtors in the Chapter 11 case (the “Debtors”) will accept as satisfactory from the holders of MAG Long-Term Notes is attached hereto as Exhibit 99.1.  The Debtors reserve the right to change the terms of the Lock-up Agreement generally or on a case-by-case basis with respect to a particular holder.

Any holder of MAG Long-Term Notes which may be interested in executing the Lock-up Agreement should contact:

•                  Angela J. Somers, Cadwalader, Wickersham & Taft LLP, counsel to the Official Committee of the Unsecured Creditors of Mirant Americas Generation, LLC, at One World Financial Center, New York, New York 10281, Tel: (212) 504-6930.

or

•                  William Hardie III, Houlihan Lokey Howard & Zukin, financial advisors to the Official Committee of the Unsecured Creditors of Mirant Americas Generation, LLC, at 245 Park Avenue, New York, New York 10167, Tel: (212) 497-4100.

The information in this Form 8-K and the attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

99.1

Form of Lock-Up Instruction/Agreement among Mirant Corporation, the Official Committee of Unsecured Creditors of Mirant Americas Generation, LLC and the Ad Hoc Committee of Bondholders of Mirant Americas Generation, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirant Americas Generation, LLC

By:/s/ Dan Streek
Name: Dan Streek
Title: Vice President and Controller (Principal Accounting Officer)

Dated: September 16, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1

Form of Lock-Up Instruction/Agreement among Mirant Corporation, the Official Committee of Unsecured Creditors of Mirant Americas Generation, LLC and the Ad Hoc Committee of Bondholders of Mirant Americas Generation, LLC